Glowpoint Announces Appointment of Two New Members to its Board of Directors

DENVER, CO, July 25, 2019 - Glowpoint, Inc. (NYSE American: GLOW) (“Glowpoint” or the “Company”), a managed service provider of video collaboration and network applications, today announced Jason Adelman and Richard Ramlall have been appointed to Glowpoint’s Board of Directors. Concurrent with the appointments of Mr. Adelman and Mr. Ramlall, Chairman Patrick Lombardi and Independent Director Ken Archer have resigned as directors on Glowpoint’s Board. Additionally, Peter Holst was appointed to the additional role of Chairman of the Board, and James Lusk was appointed lead independent director.

Jason Adelman is a successful investor and advisor across the capital structure in both private and public small cap companies. Jason was the lead advisor on the merger of Computer Motion and Intuitive Surgical (NASGAQ: ISRG), which created a leading company in the robotic assisted surgery sector. Jason also served as a board member and Chairman of the Audit Committee of Pharmacylics, Inc. from 2008 to 2010, when the company successfully recapitalized its business and shifted its research and development focus to novel treatments for B cell cancers. Mr. Adelman is currently a member of the Board of Directors of Trio-Tech International (NYSEAmerican: TRT) where he serves as a Member of the Audit and Compensation Committees. Glowpoint’s Board expects that Mr. Adelman will serve as a member of the Compensation and Nominating Committee. Mr. Adelman commented, “I look forward to working closely with Pete and my fellow Glowpoint board members. As a long term and large shareholder and now as member of the Board of Directors, I am committed to working expeditiously to support management in maximizing shareholder value.”

Richard Ramlall is an accomplished senior executive and currently serves as Chief Communications Officer at Internap Corporation (NASDAQ: INAP). INAP is a leading technology provider of High-Performance Data Center Services including Colocation, Managed, Hosting, Cloud and Network Services. Mr. Ramlall has over 30 years of business development, strategic planning, regulatory, investor relations, and public relations experience in telecom and media. His corporate experience includes various roles at Verizon, Bechtel, Spencer Trask Ventures, RCN and Primus. Glowpoint’s Board expects that Mr. Ramlall will serve as a member of the Audit and Nominating Committee.

“We are pleased to have Jason and Richard join Glowpoint’s Board of Directors. Jason and Richard bring diverse perspectives and expertise to our board,” said Peter Holst, Chairman and CEO of the Board of Directors of Glowpoint. “Jason’s deep capital markets experience and Richard’s extensive skills across business development, M&A, investor relations, public relations within the telecommunications and media markets should be valuable to Glowpoint as we work to deliver our strategic goals. We look forward to their contributions.”

Added Mr. Holst, “We would also like to thank Patrick and Ken for their many contributions to Glowpoint as long-standing independent directors. Pat previously served as Chairman of the Board and Ken as Chair of the Nominating Committee. We are extremely grateful for both Pat and Ken’s dedicated service, expertise and commitment to the Company. We sincerely wish them well in their future endeavors.”

About Jason Adelman

Mr. Adelman is the Founder and Managing Member of Burnham Hill Capital Group, LLC, a privately held financial advisory firm. Mr. Adelman serves as Managing Member of Cipher Capital Partners LLC, a private investment fund. Prior to founding Burnham Hill Capital Group, LLC in 2003, Mr. Adelman served as Managing Director of Investment Banking at H.C. Wainwright and Co., Inc. Mr. Adelman graduated cum laude with a B.A. in Economics from the University of Pennsylvania and earned a JD from Cornell Law School where he served as Editor of the Cornell International Law Journal.

About Richard Ramlall

Mr. Ramlall brings to our Board more than 30 years of experience in the telecommunications/IT industry and more than 24 years of international business experience, as well as operational experience at a senior executive level. Through his own firm he has provided investor relations, financial and regulatory due diligence and compliance, business development, strategic planning, and public relations consulting to public and private organizations in the financial, telecom and energy sectors. He also was selected to the 2014-2017 Advisory Board of the Washington Wizards NBA Franchise and most recently served on the Board of Evolving Systems (NASDAQ: EVOL), a provider of software solutions and services to the wireless, wireline and internet protocol (IP) carrier market. He served as Senior Vice President, Corporate Development and Chief Communications Officer of Primus

Telecommunications Group, Incorporated (NYSE:PTGI), from November 2010 to August 2013. Before being successfully sold to various entities, Primus was a leading provider of advanced communication solutions, including broadband Internet, traditional and IP voice, data, mobile services, colocation, hosting, and outsourced managed services to business and residential customers in the United States, Canada and Australia. From March 2005 to August 2010, he served as Senior Vice President, Strategic External Affairs and Programming at RCN Corporation, a leading overbuilder broadband provider of video, data, and voice services to residential, business and commercial/carrier customers. Prior to joining RCN in March 2005, Mr. Ramlall served as Senior Managing Director and Executive Vice President of Spencer Trask Media and Communications Group, LLC (a division of New York-based venture capital firm Spencer Trask & Company) based in Reston, Virginia, from June 1999. From March 1997 to June 1999, Mr. Ramlall served as Vice President and Managing Director for Strategy, Marketing and International Government Affairs for Bechtel Telecommunications, a subsidiary of Bechtel Corporation. Prior to that, Mr. Ramlall spent over 18 years at Bell Atlantic (now Verizon) including assignments in Product Management, Legal, Regulatory, Rates, Forecasting and Country Manager-Indian Subcontinent. In 1990, Mr. Ramlall was selected to serve a one-year appointment under the Presidential Exchange Executive Program of the White House. Mr. Ramlall formerly served on the Alzheimer’s Association-National Capital Area Board of Directors from 2008 to 2012 and a number of private company Boards. Mr. Ramlall holds a B.S. in Business Administration and an M.G.A. (Technology Management) from the University of Maryland.

About Glowpoint
Glowpoint, Inc. (NYSE American: GLOW) is a managed service provider of video collaboration and network applications. Our services are designed to provide a comprehensive suite of automated and concierge applications to simplify the user experience and expedite the adoption of video as the primary means of collaboration. Our customers include Fortune 1000 companies, along with small and medium sized enterprises in a variety of industries. To learn more please visit www.glowpoint.com.

Forward looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, that address activities that Glowpoint assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements.  Glowpoint’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements.  A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2018 and in other filings made by the Company with the SEC from time to time, including the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019.  Any of these factors could cause Glowpoint’s actual results and plans to differ materially from those in the forward-looking statements.  Therefore, Glowpoint can give no assurance that its future results will be as estimated.  Glowpoint does not intend to, and disclaims any obligation to, correct, update or revise any information contained herein.

INVESTOR CONTACT:

Investor Relations
Glowpoint, Inc.
+1 303-640-3840
investorrelations@glowpoint.com
www.glowpoint.com